DELAWARE GROUP EQUITY FUNDS IV

Registration No. 811-04413
FORM N-SAR
Annual Period Ended March 31, 2015

On May 20, 2014, the Board of Trustees approved changing the Funds? fiscal year-end from September 30 to March 31, effective March 31, 2015.

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77C:  Submission of matters to a vote of security holders
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At Joint Special Meetings of Shareholders of Delaware Group? Equity Funds IV (the ?Trust?), on behalf of Delaware Smid Cap Growth Fund and Delaware Healthcare Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015 and reconvened to April 21, 2015 and May 12, 2015 for the proposals listed in items (ii) and (iii) below for the Funds, the shareholders of the Trust/each Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Funds; (iii) revise the fundamental investment restriction relating to lending for the Funds; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 30,614,245.484
Percentage of Outstanding Shares 45.533%
Percentage of Shares Voted
 96.109%
Shares Withheld 1,239,364.129
Percentage of Outstanding Shares 1.843%
Percentage of Shares Voted 3.891%

Ann D. Borowiec

Shares Voted For 30,435,581.871
Percentage of Outstanding Shares 45.267%
Percentage of Shares Voted 95.548%

Shares Withheld 1,418,027.742
Percentage of Outstanding Shares 2.109%
Percentage of Shares Voted 4.452%

Joseph W. Chow

Shares Voted For 30,616,804.318
Percentage of Outstanding Shares 45.537%
Percentage of Shares Voted 96.117%

Shares Withheld 1,236,805.295
Percentage of Outstanding Shares 1.840%
Percentage of Shares Voted 3.883%

Patrick P. Coyne

Shares Voted For 30,465,215.661
Percentage of Outstanding Shares 45.311%
Percentage of Shares Voted 95.641%

Shares Withheld 1,388,393.952
Percentage of Outstanding Shares 2.065%
Percentage of Shares Voted 4.359%

John A. Fry

Shares Voted For 30,611,270.414
Percentage of Outstanding Shares 45.529%
Percentage of Shares Voted 96.100%

Shares Withheld 1,242,339.199
Percentage of Outstanding Shares 1.848%
Percentage of Shares Voted 3.900%

Lucinda S. Landreth

Shares Voted For 30,520,283.474
Percentage of Outstanding Shares 45.393%
Percentage of Shares Voted 95.814%

Shares Withheld 1,333,326.139
Percentage of Outstanding Shares 1.983%
Percentage of Shares Voted 4.186%

Frances A. Sevilla-Sacasa

Shares Voted For 30,618,946.878
Percentage of Outstanding Shares 45.540%
Percentage of Shares Voted 96.124%

Shares Withheld 1,234,662.735
Percentage of Outstanding Shares 1.836%
Percentage of Shares Voted 3.876%

Thomas K. Whitford

Shares Voted For 30,617,950.907
Percentage of Outstanding Shares 45.539%
Percentage of Shares Voted 96.121%

Shares Withheld 1,235,658.706
Percentage of Outstanding Shares 1.838%
Percentage of Shares Voted 3.879%

Janet L. Yeomans

Shares Voted For 30,511,973.825
Percentage of Outstanding Shares 45.381%
Percentage of Shares Voted 95.788%

Shares Withheld 1,341,635.788
Percentage of Outstanding Shares 1.995%
Percentage of Shares Voted 4.212%

J. Richard Zecher

Shares Voted For 30,404,047.380
Percentage of Outstanding Shares 45.220%
Percentage of Shares Voted 95.449%

Shares Withheld 1,449,562.233
Percentage of Outstanding Shares 2.156%
Percentage of Shares Voted      4.551%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Healthcare Fund

Shares Voted For 9,863,614.998
Percentage of Outstanding Shares 41.955%
Percentage of Shares Voted 67.413%

Shares Voted Against 442,721.060
Percentage of Outstanding Shares 1.883%
Percentage of Shares Voted 3.026%

Shares Abstained 315,021.042
Percentage of Outstanding Shares 1.340%
Percentage of Shares Voted 2.153%
Broker Non-Votes 4,010,297.000

Delaware Smid Cap Growth Fund

Shares Voted For 16,793,346.467
Percentage of Outstanding Shares 38.407%
Percentage of Shares Voted 74.920%

Shares Voted Against 1,193,298.873
Percentage of Outstanding Shares 2.729%
Percentage of Shares Voted 5.324%

Shares Abstained 895,327.111
Percentage of Outstanding Shares 2.048%
Percentage of Shares Voted 3.994%
Broker Non-Votes 3,533,029.001

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Healthcare Fund

Shares Voted For 9,824,920.030
Percentage of Outstanding Shares 41.790%
Percentage of Shares Voted 67.148%

Shares Voted Against 469,576.457
Percentage of Outstanding Shares 1.997%
Percentage of Shares Voted 3.209%

Shares Abstained 326,859.613
Percentage of Outstanding Shares 1.390%
Percentage of Shares Voted 2.234%
Broker Non-Votes 4,010,298.000

Delaware Smid Cap Growth Fund

Shares Voted For 15,632,806.104
Percentage of Outstanding Shares 35.753%
Percentage of Shares Voted 69.743%

Shares Voted Against 2,276,635.359
Percentage of Outstanding Shares 5.207%
Percentage of Shares Voted 10.157%

Shares Abstained 972,534.987
Percentage of Outstanding Shares 2.224%
Percentage of Shares Voted 4.339%
Broker Non-Votes 3,533,025.001

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Equity Funds IV

Shares Voted For 21,393,839.531
Percentage of Outstanding Shares 31.819%
Percentage of Shares Voted 67.163%

Shares Voted Against 753,374.392
Percentage of Outstanding Shares 1.121%
Percentage of Shares Voted 2.365%

Shares Abstained       990,362.790
Percentage of Outstanding Shares     1.473%
Percentage of Shares Voted      3.109%
Broker Non-Votes       8,716,032.900

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.  A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Equity Funds IV

Shares Voted For 21,226.986.226
Percentage of Outstanding Shares 31.571%
Percentage of Shares Voted 66.639%

Shares Voted Against 930,386.845
Percentage of Outstanding Shares 1.384%
Percentage of Shares Voted 2.921%

Shares Abstained       980,199.642
Percentage of Outstanding Shares     1.458%
Percentage of Shares Voted      3.077%
Broker Non-Votes       31,853,609.613

4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Delaware Group Equity Funds IV

Shares Voted For 21,596,390.364
Percentage of Outstanding Shares 32.121%
Percentage of Shares Voted 67.799%

Shares Voted Against 647,366.403
Percentage of Outstanding Shares 0.963%
Percentage of Shares Voted 2.032%

Shares Abstained       893,823.946
Percentage of Outstanding Shares     1.329%
Percentage of Shares Voted      2.806%
Broker Non-Votes       8,716,028.900

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